Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-269270) of Disc Medicine, Inc.
(2)
Registration Statement (Form S-3 No. 333-269272) of Disc Medicine, Inc.
(3)
Registration Statement (Form S-3 No. 333-275652) of Disc Medicine, Inc.
(4)
Registration Statement (Form S-8 No. 333-269271) pertaining to the 2017 Stock Option and Grant Plan, Amended and Restated 2021 Stock Option and Incentive Plan, and Amended and Restated 2021 Employee Stock Purchase Plan, of Disc Medicine, Inc.
(5)
Registration Statement (Form S-8 No. 333-263410) pertaining to the 2021 Stock Option and Incentive Plan of Gemini Therapeutics, Inc.
(6)
Registration Statement (Form S-8 No. 333-255194) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Inducement Plan of Gemini Therapeutics, Inc., and
(7)
Registration Statement (Form S-8 No. 333-260243) pertaining to the 2021 Employee Stock Purchase Plan of Gemini Therapeutics, Inc.

of our report dated March 21, 2024, with respect to the consolidated financial statements of Disc Medicine, Inc. included in this Annual Report (Form 10-K) of Disc Medicine, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 21, 2024